Exhibit 10.3

VOTING AGREEMENT

by and between

NINE ENERGY SERVICE, INC.

and

MACKAY SHIELDS LLC

Dated as of March 5, 2026

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of March 5, 2026 (this “Agreement”), is by and between NINE ENERGY SERVICE, INC., a Delaware corporation (the “Company”), and MACKAY SHIELDS LLC, a Delaware limited liability company (“MacKay”). Each of the Company and MacKay is referred to herein individually as a “Party” and collectively as the “Parties.” This Agreement shall be effective upon the issuance of the New Equity Interests.

WHEREAS, pursuant to the Plan of Reorganization (the “Plan”) of the Company and its debtor subsidiaries under Chapter 11 of Title 11 of the United States Code approved by the United States Bankruptcy Court for the Southern District of Texas, the Company shall issue New Equity Interests comprised of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to MacKay; and

WHEREAS, the Parties desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
VOTING OF VOTING SECURITIES

Section 1.01. Voting Agreement. On each matter brought to a vote at any annual or special meeting of the Company’s stockholders, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by consent of the Company’s stockholders in lieu of a meeting of stockholders, MacKay shall vote or duly execute and deliver a stockholder consent with respect to, as applicable, all Voting Securities that are Beneficially Owned by MacKay as of the applicable record date set forth in Section 1.02(a) below that are in excess of the Voting Cap Threshold (such Voting Securities in excess of the Voting Cap Threshold, the “Excess Voting Securities”) in the same proportion (in the good faith estimate of the Company as near as practicable (and prior) to such annual or special meeting or the effectiveness of such stockholder action by consent, as applicable) as all other votes cast or effective duly executed and delivered consents with respect to the applicable matter (such proportion determined without inclusion of the votes cast or consents delivered in respect of MacKay). To accomplish the foregoing, with respect to an annual or special meeting of the Company’s stockholders, MacKay will grant to the Company or one or more of its officers a proxy to vote all Excess Voting Securities in the same proportion as all other votes cast with respect to the applicable matter (such proportion determined without inclusion of the votes cast or consents delivered in respect of MacKay). For the avoidance of doubt, nothing in this Agreement shall restrict in any way the voting of or exercise of the right to act by consent in lieu of a meeting of stockholders with respect to any Voting Securities that are not Excess Voting Securities (which Voting Securities MacKay may vote or exercise the right to act by consent in lieu of a meeting of stockholders in its discretion).

Section 1.02. Cooperation.

(a) In connection with fixing or causing to be fixed the record date for each meeting of stockholders of the Company or for determining the stockholders of the Company entitled to act by consent in lieu of a meeting of stockholders, as applicable, during the period that this Agreement is in effect, the Company shall use reasonable best efforts to confirm with MacKay as of such record date, the Beneficial Ownership of Voting Securities of MacKay (the “Requested Information”). MacKay shall promptly report the Requested Information in writing to the Company and in any event no later than the tenth day following such record date.

(b) The Company and MacKay agree to keep confidential any Requested Information reported to the Company, except as required by Law.

ARTICLE II
DEFINITIONS

Section 2.01. Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning set forth in the preamble to this Agreement.

(b) “Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act as of the date hereof without giving effect to any voting agreement (including this Agreement) between the Company and any of its shareholders; provided that MacKay shall not be deemed under this Agreement to Beneficially Own any Common Stock Beneficially Owned by the Company solely by virtue of this Agreement.

(c) “business day” shall mean any day other than a Saturday, a Sunday or any other day on which banks in New York, New York may, or are required to, remain closed.

(d) “Chosen Courts” shall have the meaning set forth in Section 3.04.

(e) “Commission” shall mean the Securities and Exchange Commission.

(f) “Common Stock” shall have the meaning set forth in the recitals to this Agreement.

(g) “Company” shall have the meaning set forth in the preamble to this Agreement.

(h) “Excess Voting Securities” shall have the meaning set forth in Section 1.01.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

(j) “Governmental Authority” shall mean any supranational, national, federal, state, provincial county, local or municipal government, or other political subdivision thereof, or any court, tribunal or arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, domestic or foreign, including, for the avoidance of doubt, the Commission and any stock exchange.

(k) “Law” shall mean all supranational, national, federal, state, provincial, county, local, municipal or other laws, statutes, ordinances, regulations and rules of any Governmental Authority (including the rules and regulations of the Commission and applicable stock exchange rules), and all judgments, orders, writs, awards, preliminary or permanent injunctions or decrees of any Governmental Authority.

(l) “Litigation” shall have the meaning set forth in Section 3.04.

(m) “MacKay” shall have the meaning set forth in the preamble to this Agreement.

(n) “New Equity Interests” shall have the meaning assigned to it in the Plan.

(o) “Parties” and “Party” shall have the meaning set forth in the preamble to this Agreement.

(p) “Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, trust, trustee, unincorporated organization, other entity, government or department or agency of a government.

(q) “Plan” shall have the meaning set forth in the preamble to this Agreement.

(r) “Requested Information” shall have the meaning set forth in Section 1.02(a).

(s) “Voting Cap Threshold” shall mean the outstanding Voting Securities collectively constituting 10% of the total voting power of all of the outstanding Voting Securities of the Company on such matter as of the applicable record date after giving effect to any other voting agreement between the Company and any of its shareholders.

(t) “Voting Securities” shall mean, with respect to any matter to be voted on or stockholder action proposed to be taken by consent, (i) the Common Stock and (ii) any bonds, debentures, notes or other indebtedness or instruments or any other shares of capital stock or other voting or equity securities of or ownership interests in the Company that have the right to vote on such matter or act by stockholder consent with respect to such action, as applicable.

ARTICLE III
MISCELLANEOUS

Section 3.01. Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon transmission by electronic mail as evidenced by confirmation of transmission to the sender (but only if followed by transmittal of a copy thereof by (i) national overnight courier or (ii) hand delivery with receipt, in each case, for delivery by the second business day following such electronic mail or facsimile transmission), (c) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (d) on the next business day if transmitted by national overnight courier, in each case as set forth to the parties as set forth below:

if to the Company, to:

Nine Energy Service, Inc.

2001 Kirby Drive, Suite 200

Houston, TX 77019

Attention: Theodore R. Moore

E-mail address: Ted.Moore@nineenergyservice.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attention: Matthew R. Pacey and Lanchi Huynh

E-mail addresses: matt.pacey@kirkland.com and lanchi.huynh@kirkland.com if to MacKay:

MacKay Shields LLC

299 Park Avenue, 32nd Floor

New York, NY 10171

Attention: Ryan Bailes

E-mail address: [personal information omitted]

or such other address, e-mail address or facsimile number as such Party may hereafter specify by like notice to the other Parties hereto.

Section 3.02. Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by MacKay and the Company, or in the case of a waiver, by MacKay, if the waiver is to be effective against MacKay, or by the Company, if the waiver is to be effective against the Company.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 3.03. Successors and Assigns; Parties in Interest. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part, by any Party without the prior written consent of the other Party. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer any rights, remedies or causes of action under or by reason of this Agreement upon any Person other than the Parties and their respective successors and permitted assigns. For the avoidance of doubt, this Agreement shall not be binding on any Person who purchases or receives Common Stock from MacKay.

Section 3.04. Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the internal Laws of the State of New York, without giving effect to the principles of conflicts of laws. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the U.S. federal and New York State courts in the Borough of Manhattan in The City of New York (the “Chosen Courts”), for any action, proceeding or investigation in any court or before any Governmental Authority (“Litigation”) arising out of or relating to this Agreement and the matters contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the matters contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the matters contemplated hereby.

Section 3.05. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 3.06. Specific Performance. Each of the Parties acknowledges and agrees that the Parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by MacKay, on the one hand, or the Company, on the other hand, of the provisions of this Agreement, in addition to any remedies at law, the Company and MacKay, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 3.07. Termination. Subject to the following sentence, after one year from the date of this Agreement, this Agreement shall automatically renew for consecutive one-year periods unless either Party terminates this Agreement by giving written notice to the other Party at least six months prior to the expiration of the then-applicable term. This Agreement shall terminate and thereafter be of no further force and effect for all Parties at such time as MacKay ceases to Beneficially Own more than 10% of the Voting Securities then outstanding.

Section 3.08. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided that the Parties shall negotiate in good faith to attempt to place the Parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

Section 3.09. Effective Time. This Agreement shall be effective as of the date first written above.

Section 3.10. Entire Agreement. This Agreement embodies the complete agreement and understanding between the Parties with respect to the subject matter hereof. This Agreement supersedes and preempts any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related to the subject matter hereof in any way.

Section 3.11. No Third-Party Beneficiaries. Nothing in this Agreement shall be construed as giving any Person, other than the Parties and their respective successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 3.12. Interpretation. References in this Agreement to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement, unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument. Words in the singular shall be held to include the plural and vice versa. References to “written” or “in writing” include in electronic form. The word “or” shall not be exclusive. The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and not merely “if.” Each of the Parties has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or burdening any party by virtue of the authorship of any of the provisions in this Agreement. A reference to any Person includes such Person’s successors and permitted assigns.

Section 3.13. Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Voting Agreement to be duly executed as of the day and year first above written.

NINE ENERGY SERVICE, INC

By:	/s/Theodore R. Moore
Name:	Theodore R. Moore
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Voting Agreement]

MACKAY SHIELDS LLC, as investment manager, investment advisor or subadvisor on behalf of certain of its clients, funds and accounts that have retained the services of its High Yield Investment team.

By:	/s/Andrew Susser
Name:	Andrew Susser
Title:	Executive Managing Director

[Signature Page to Voting Agreement]